August 9, 2010 Presenters: Gene Isenberg, NBR Chairman & CEO David Wallace, SWSI Chairman & CEO Nabors Industries Ltd. Superior Well Services, Inc. August 9, 2010 Presenters: Gene Isenberg, NBR Chairman & CEO David Wallace, SWSI Chairman & CEO Nabors Industries Ltd. Superior Well Services, Inc.

Forward-Looking Statements We often discuss expectations regarding our markets, demand for our products and services, and our future performance in our annual and quarterly reports, press releases, and other written and oral statements. Such statements, including statements in this document incorporated by reference that relate to matters that are not historical facts are “forward-looking statements” within the meaning of the safe-harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are based on our analysis of currently available competitive, financial and economic data and our operating plans. They are inherently uncertain, and investors must recognize that events and actual results could turn out to be significantly different from our expectations. You should consider the following key factors when evaluating these forward-looking statements: • fluctuations in worldwide prices and demand for natural gas and oil; • fluctuations in levels of natural gas and crude oil exploration and development activities; • fluctuations in the demand for our services; • the existence of competitors, technological changes and developments in the oilfield services industry; • the existence of operating risks inherent in the oilfield services industry; • the existence of regulatory and legislative uncertainties; • the possibility of changes in tax laws; • the possibility of political instability, war or acts of terrorism in any of the countries where we operate; and • general economic conditions including the capital and credit markets. Our businesses depend, to a large degree, on the level of spending by oil and gas companies for exploration, development and production activities. Therefore, a sustained increase or decrease in the price of natural gas or oil, which could have a material impact on exploration and production activities, could also materially affect our financial position, results of operations and cash flows. The above description of risks and uncertainties is by no means all-inclusive, but is designed to highlight what we believe are important factors to consider. Additional information concerning these and other risk factors is contained in our most recently filed annual reports on Form 10-K, subsequent quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other SEC filings.

Cautionary Statement The information provided herein is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Superior Well Services common stock. The tender offer has not yet commenced. At the time the tender offer is commenced, a subsidiary of Nabors will file with the SEC a Tender Offer Statement on Schedule TO (including an offer to purchase, a related letter of transmittal and other offer documents), and Superior will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. INVESTORS AND SUPERIOR WELL SERVICES SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Transaction Overview • Offer price of $22.12 in cash consideration • Represents a premium of over 24% to the 30-day average closing price • Total value of approximately $900 million, including existing debt and preferred equity • Holders of approximately 34% of SWSI’s outstanding shares of common stock have entered into agreements agreeing to tender their shares at the tender offer price • Nabors expects to commence the tender offer promptly and expects the offer to close by the end of the third quarter • Following the completion of the tender offer, Nabors will acquire any remaining shares of SWSI through a second-step merger at the tender offer price • Under the terms of the agreement, the tender offer is conditioned on the tender of at least a majority of SWSI’s shares and other customary closing conditions

5 Strategic Rationale Broadens Our Portfolio • Immediately Accretive Regardless of Synergies • Enhances Our Growing Marcellus Position • Complementary Technical Leadership International Growth Opportunities • Can Expand to Offer Traditional and Integrated Services Leveraging Nabors’ Established International Infrastructure and Relationships Significant Synergy Opportunities • Utilization of Nabors’ Economies of Scale • Provision of Pumping Services to NFR and Other Holdings • Consolidation of Other Assets with NBR Well Servicing, Frac Tank and Fluid Management Operations Strategic Assets for Integrated Opportunities • Expanded Opportunity for Integrated Services Through a Wholly Owned Unit with Experienced Team in Place 5 Strategic Rationale Broadens Our Portfolio • Immediately Accretive Regardless of Synergies • Enhances Our Growing Marcellus Position • Complementary Technical Leadership International Growth Opportunities • Can Expand to Offer Traditional and Integrated Services Leveraging Nabors’ Established International Infrastructure and Relationships Significant Synergy Opportunities • Utilization of Nabors’ Economies of Scale • Provision of Pumping Services to NFR and Other Holdings • Consolidation of Other Assets with NBR Well Servicing, Frac Tank and Fluid Management Operations Strategic Assets for Integrated Opportunities • Expanded Opportunity for Integrated Services Through a Wholly Owned Unit with Experienced Team in Place

6 Superior Well Services (SWSI) Overview Leading U.S. Pressure-Pumping Company • 530,000 hp including fracturing, acidizing, nitrogen and cementing • Technical fluids expertise • Substantial exposure to major shale plays One of the Youngest Fleets in the Industry • 98% net capacity added since 2003 • Newer fleet enhances reliability to customers High-Margin Technical Fluids / Pumping Expertise • Basin-specific technical / sales teams enable tailored solutions for customers Operational Durability • Geographic diversification and broad service line • Large customer list, including leading E&P companies Experienced Management • Team has managed through multiple down cycles in the industry • Considerable expertise in technologies, sales, operations and service 6 Superior Well Services (SWSI) Overview Leading U.S. Pressure-Pumping Company • 530,000 hp including fracturing, acidizing, nitrogen and cementing • Technical fluids expertise • Substantial exposure to major shale plays One of the Youngest Fleets in the Industry • 98% net capacity added since 2003 • Newer fleet enhances reliability to customers High-Margin Technical Fluids / Pumping Expertise • Basin-specific technical / sales teams enable tailored solutions for customers Operational Durability • Geographic diversification and broad service line • Large customer list, including leading E&P companies Experienced Management • Team has managed through multiple down cycles in the industry • Considerable expertise in technologies, sales, operations and service

7 SWSI Scope of Services & Associated Revenues • Leading provider of comprehensive, high-tech completion services Technical Pumping: • Stimulation • Cementing • Nitrogen Down-Hole Surveying: • Well logging and perforating Rental and Completion: • Rental tool, completion and production Fluid Logistics services: • Obtain, transport, store and dispose fluids Q2 2010 Revenues 3%1%4% 6% 11% 75% 7 SWSI Scope of Services & Associated Revenues • Leading provider of comprehensive, high-tech completion services Technical Pumping: • Stimulation • Cementing • Nitrogen Down-Hole Surveying: • Well logging and perforating Rental and Completion: • Rental tool, completion and production Fluid Logistics services: • Obtain, transport, store and dispose fluids Q2 2010 Revenues 3%1%4% 6% 11% 75%

SWSI Locations Service centers located in nearly all major U.S. basins • Leadership in the Marcellus, with 127,000 hp operating in the region • Significant presence in other unconventional plays including Haynesville, Bakken, Woodford and Barnett 8

9 One of the Youngest Fleets in North America (Thousands of Horsepower) Source: Spears & Associates. North American Pressure-Pumping Capacity 9 One of the Youngest Fleets in North America (Thousands of Horsepower) Source: Spears & Associates. North American Pressure-Pumping Capacity

10 Technology Leadership Technology Investments Provide Competitive Differentiation • Labs to assure cement blend quality • Labs in Marcellus, Haynesville, Bossier, Anadarko and Woodford shale plays • New cross-linked gel fluids for use in deep, high — temperature plays • Patents on chemistry relating to fracturing fluids • Award-winning GammaFracTM Slickwater system reuses 25 to 50% of flowback water • Utilizes Award Winning WFR-3BTM Slickwater System • Significant interest in Marcellus and Haynesville • Increases reserve potential by strategically targeting discrete pay intervals

SWSI Historical Financial s and Mean Estimates Before Any Synergies FIRST CALL ACTUAL MEAN ESTIMATES 2007 2008 2009 2Q10A 2Q10E 2010E 2011E Revenue $351 $521 $399 $176 $143 $561 $677 Gross Margin 28% 22% -7% 14% 8% — Net Income 38 39 (80) 6 (3) (11) 30 Diluted EPS $1.63 $1.64 ($3.39) $0.18 ($0.15) ($0.45) $0.49 Adj. EBITDA (1) $90 $113 ($4) $34 $14 $81 $137 ($ in millions, excluding per share data) (1) Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense, non-cash stock compensation expense, non-cash goodwill and intangible impairment, depreciation, amortization and accretion expense.

12 Down-hole surveying services 6% Completion services 4% Fluid logistics 5% Other 2% International 35% Canada 9% Alaska 6% US Offshore 5% US Land Well Servicing 12% US Lower 48 Land Drilling 31% Other 1% International 33% Canada 8% Alaska 5% US Offshore 4% Superior Well Services 10% US Land Well Servicing 11% US Lower 48 Land Drilling 28% Pro Forma 2009 Revenue Breakdown SWSI Revenue — Total $399 mm NBR Revenue — Total $3,478 mm Pro Forma NBR — Total $3,877 Technical pumping services 85%